NEWS RELEASE
FOR IMMEDIATE RELEASE

Par Pacific Announces Change in Chairman of the Board of Directors and Appoints Katherine Hatcher as Independent Director

HOUSTON – December 12, 2018 – Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific”) today announced that Melvyn N. Klein has decided to step down from his position as Chairman of the Board effective January 1, 2019, but will otherwise continue to serve as a Director on the Board. Mr. Klein joined the Company as a Director and Chairman in June of 2014, and under his leadership, the Company expanded from its beginnings in Houston and Hawaii to the Pacific Northwest and the Rockies. Mr. Klein is being succeeded as Chairman by Robert S. Silberman, who currently serves as the Vice Chairman of the Board. The Company also announced that Katherine Hatcher has been appointed to the Board of Directors effective January 1, 2019.

In recognition of Mr. Klein’s contributions to the Company, the Board of Directors has appointed him Chairman Emeritus effective January 1, 2019. “Par Pacific would not be what it is today without Mel’s leadership and guidance over the past four years. The Board of Directors is extremely grateful for his tireless diligence and welcome his continued participation as a Director,” said Robert Silberman, incoming Chairman of the Board. “His designation as Chairman Emeritus is well deserved and reflects his outstanding contributions to our Company, our businesses and the communities we serve. We are also very pleased to welcome Katherine Hatcher to our Board; her business successes and reputation are exceptional. She will bring another voice of experience to matters of essential importance to our businesses, our clients and our shareholders. We look forward to the contributions Katherine will make to our continued growth and success.”

Katherine Hatcher is currently the President and Chief Operating Officer of NewQuest Properties, a privately owned, full-service company based in Houston, Texas engaged in commercial development, retail leasing, tenant representation, land brokerage, and property management, that owns a $2.0 billion portfolio encompassing more than 60 projects in Texas and Louisiana. Before joining NewQuest Properties, Katherine was the president of the Gulf Coast States region for Verizon Wireless for eight years. She operated an organization of several thousand employees with responsibilities including retail store distribution, agent distribution relationships, business to business sales, network deployment and customer service. Before running the Gulf Coast States region, Katherine ran a smaller region for about one year during the merger that formed Verizon Wireless. Ms. Hatcher has been involved in and held board positions with various Houston community organizations including the Greater Houston Partnership Board of Directors, MD Anderson’s Board of Visitors, Children’s Museum of Houston, the Houston Area Women’s Center, Youth About Business and Young Presidents Organization. She is also an alumna of The Center for Houston’s Future.

Ms. Hatcher holds two masters degrees from the University of North Carolina at Chapel Hill, one of which is in City and Regional Planning.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, owns and operates market-leading energy and infrastructure businesses.  Par Pacific’s strategy is to acquire and develop energy and infrastructure businesses in logistically complex markets.  Par Pacific owns and operates one of the largest energy networks in Hawaii with a 94,000-bpd refinery, a logistics system supplying the major islands of the state and 91 retail locations.  In the Pacific Northwest and the Rockies, Par Pacific owns and operates an 18,000-bpd refinery, a logistics system and 33 retail locations.  Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado.

Forward-Looking Statements
This press release includes certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the "safe harbor" from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. Par Pacific further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Investor Relations Contact
Suneel Mandava
smandava@parpacific.com
713.969.2136

Media Relations Contact
Jack Lascar
parr@dennardlascar.com
713-529-6600

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